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                                                                   EXHIBIT 10.20

                                    FORM OF
                 FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT

     This First Amendment to Restricted Stock Agreement (this "Amendment"), dated July 27, 1998, is by and between EEX Corporation, a Texas corporation (the
"Company") as the successor to Enserch Exploration, Inc., and              (the
"Executive").

                                    RECITALS

     A.   The Company and the Executive are parties to that certain Restricted
Stock Agreement (the "Restricted Stock Agreement") dated            .

     B. The Company and the Executive now desire to make certain amendments to the Restricted Stock Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Restricted Stock Agreement is hereby modified, adjusted and amended as follows:

       1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Restricted Stock Agreement.

       2. The following provisions of the Restricted Stock Agreement are amended and restated in their entirety to read as follows:

          (i) Performance Term:  Three fiscal years ending December 31, 2000.

          (ii) Performance Definition: Finding and Development Costs compared to the Finding and Development Costs for the calendar year period 1994 through 1996 per barrel of oil equivalent as reported by John S. Herold, Inc., or $9.88, for Enserch Exploration, Inc. (the "Benchmark Amount"). Finding and Development Costs for purposes of comparison to the Benchmark Amount shall be the per barrel of oil equivalent value for any calendar year during the Performance Term as reported by John S. Herold, Inc.

          (iii) Performance Level: All shares are earned if at the end of the Performance Term the Company's Finding and Development Costs during any one calendar year during the Performance Term as reported by John S. Herold, Inc. are more favorable to the Company than the Benchmark Amount.

       3. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Restricted Stock Agreement shall remain in full force and effect and in accordance with its terms.

       4. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE
CONFLICTS OF LAW RULES THEREOF.

       5. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signature of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

EEX Corporation


By:
   ----------------------------------------
   Printed Name:
   Title:


Executive


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